EXHIBIT 24.1
                         Consent of Independent Auditors


We consent to the incorporation by reference in:

- Form S-3 (Registration No. 333-647) dated February 2, 1996 and related Prospectus
- Form S-3 (Registration No. 33-63123) dated October 2, 1995 and related Prospectus
- Form S-8 (Registration No. 33-71786) dated November 15, 1993 pertaining to 1994 Employee Stock Purchase Plan
- Form S-8 (Registration No. 33-66992) dated August 3, 1993 pertaining to 1993 Stock Option Plan
- Form S-8 (Registration No. 33-66952) dated August 3, 1993 pertaining to 1991 Non-Employee Directors' Stock Option Plan
- Form S-8 (Registration No. 33-40391) dated May 6, 1991 pertaining to Director Stock Option Grant
- Form S-8 (Registration No. 33-28662) dated May 11, 1989 pertaining to 1983 Stock Option Plan
- Form S-8 (Registration No. 33-26833) dated February 3, 1989 pertaining to 1984 Employee Stock Participation Plan of our report dated February 9, 1996, with respect to the consolidated financial statements of Imatron Inc. included in the Annual Report on Form 10K for the year ended December 31, 1995.


                                                    ERNST & YOUNG LLP


San Francisco, California
March 26, 1996